Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of MDU Communications International, Inc. (the “Company”) on Form 10-K for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on December 29, 2006 (the “Report”), I, Carmen Ragusa, Jr., Vice President of Finance of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CARMEN RAGUSA, JR.
Carmen Ragusa, Jr.
Vice President of Finance
MDU Communications International, Inc.

December 29, 2006
Totowa, New Jersey

A signed original of this written statement required by Section 906 has been provided to and will be retained by MDU Communications International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.